Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

March 7, 2018

Intercontinental Exchange, Inc.,

5660 New Northside Drive,

Atlanta, Georgia 30328.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of Intercontinental Exchange, Inc., a Delaware corporation (the “Company”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”); (iv) debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”); (v) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”); (vi) purchase contracts of the Company with respect to Preferred Stock, Depositary Shares or Common Stock (the “Purchase Contracts”); and (vii) units of the Company comprised of the Securities, as defined below, (the “Units,” and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Purchase Contracts, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

1.    When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

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2.    When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.    When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the Depositary Shares are to be issued (the “Deposit Agreement”) have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock represented by the Depositary Shares has been duly authorized and validly issued and is delivered to the depositary, and the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement and issued and sold for a price determined by the Company’s Board of Directors which is not less than the par value of the underlying shares of Preferred Stock represented thereby, the depositary receipts evidencing the Depositary Shares will be validly issued.

4.    When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture relating to the Debt Security so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the related Indenture and issued and sold as contemplated by the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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5.    When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.    When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing documents have been duly executed and delivered by the parties thereto, the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.    When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the Units are to be issued (the “Unit Agreement”) have been duly established and the Unit Agreement has been duly executed and delivered by the parties thereto, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Units have been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP